UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	November 4, 2004

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On November 4th, 2004, the Registrant announced that MediaSentinel™, the Registrant’s robust forensic digital watermarking technology that provides content owners, digital video producers, distributors and infrastructure providers with a powerful weapon in the fight to deter video piracy now features SmartMark™, a media content advanced piracy protection software.

A copy of the News Release dated November, 2004 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated November 4th, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

November 4th, 2004

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

For release November 4, 2004 Contact: USVO, Inc. Phone: 860 434 5535 - Ext 125 e-mail: filmtracer@usvo.com

USVO UNVEILS SMARTMARK™ MEDIA CONTENT ADVANCED PIRACY PROECTION TECHNOLOGY AT AFM

(Old Lyme, CT – November 4, 2004) - USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF; http://www.usvo.com), announces that MediaSentinel™, USA Video’s robust forensic digital watermarking technology that provides content owners, digital video producers, distributors and infrastructure providers with a powerful weapon in the fight to deter video piracy now features SmartMark™, a media content advanced piracy protection software.

USA Video has unveiled its SmartMark™ software at the American Film Market being held in Santa Monica, CA, from November 3rd to November 10th, 2004.  USA Video has joined forces with Lightning Media and iO Film in a unique partnership combining extensive post-production and digital intermediate services with powerful anti-piracy security protection.  The three companies are in a shared exhibit space located on the 5th floor Atrium, on the wall of the ICB Buyers Lounge, and will be accessible to the public.

SmartMark™ technology represents a vital component of an advanced video content (film, media) watermarking technology. SmartMark™ performs a real-time digital video content preprocessing that determines a level of a content dynamics (static scenery, medium-to-fast motion) and the distribution of frequencies (both luminent and chrominent digital video parts) as a main criteria for a dynamic adjustment of main watermarks parameters, in order to preserve total visual imperceptibility (transparency) while increasing watermarks robustness and sustainability to potential piracy attacks.

The relevant industries that could utilize the SmartMark™ software are as follows:

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Entertainment industry, content owners, pre/post-production and duplication facilities;

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Broadcast industry

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Internet

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Financial Industry

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Education

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Document/data protection

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ID protection and verification

"Our SmartMark technology is the perfect complement to our MediaSentinel package," said Edwin Molina, President and CEO of USVO.  “With the addition of our SmartMark technology we are now creating a comprehensive package in the fight to deter video piracy".

-more-

"We think this product is a major breakthrough in technology to deter piracy,” states Stephen Buchsbaum, CEO of Lightning Media. "We believe it will be a great tool for our clients to protect their content."

About USVO:

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  USVO developed its MediaSentinel digital watermarking technology and its StreamHQ architecture to provide a wide range of business customers with value-added media delivery services.  USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents.  USVO holds similar patents in Germany, Canada, England, France, Spain, Italy and Japan.  For more information, visit www.usvo.com.

About Lightning Media:

Lightning Media services all duplication and new media needs from HD and video duplication to DVD authoring and replication, audio and video compression, and Internet design and development.  Three full service facilities cater to a vast client base ranging from leading motion picture studios, television production companies, independent filmmakers and web video producers to film students and array of corporate and consumer clients.  Lightning Media is committed to exceptional customer service, quality control and "lightning-fast" turnaround; featuring the most advanced and reliable equipment available today.  Lightning Media's climate-controlled, secure vault is a trusted source for storing master materials.  Lightning Media has three full service facilities located in Hollywood, Burbank and Santa Monica, and a new replication facility in Valencia, California.  On a recent visit from the MPAA to conduct security procedures review Lightning Media was given the "no recommendation improvement rating."  For more information, www.lightning-media.net.

On behalf of the Board of Directors

of USA Video Interactive Corp.

“Edwin Molina”,

President and CEO

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 434 – 5535, Extension 125; contact@usvo.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel™ is a trademark of USA Video Interactive Corp.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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